Exhibit 99.1

NEWS RELEASE

For Immediate Release
October 20, 2011

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Increased Third Quarter Results

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.7 billion bank holding company headquartered in Charleston, today announced net income per diluted share for the third quarter of 2011 of $0.76 compared to $0.58 per diluted share in the third quarter of 2010.  Net income for the third quarter of 2011 was $11.6 million compared to $9.0 million in the third quarter of 2010.  For the third quarter of 2011, the Company achieved a return on assets of 1.71%, a return on tangible equity of 17.8%, a net interest margin of 3.93%, and an efficiency ratio of 53.2%.  For the first nine months, the Company achieved a return on assets of 1.53%, a return on tangible equity of 15.9%, a net interest margin of 3.89%, and an efficiency ratio of 57.4%.

City’s CEO Charles Hageboeck stated that, “City’s results for the third quarter of 2011 are up significantly from the third quarter of 2010 primarily due to lower provision for loan losses, as well as net investment security gains in the third quarter of 2011 compared to net investment security losses in the third quarter of 2010.  Aside from these two differences, the Company continued to perform very well through the third quarter.  The net interest margin increased from 3.78% in the second quarter of 2011 to 3.93% in the third quarter of 2011, as net interest income increased nearly $1.0 million.  Loans increased $28 million (1.5%) during the third quarter.  Asset quality remained strong – with improvements in non-performing assets and past-due loans.  Despite our presence in relatively slow growing markets, City has continued to perform very well for a variety of reasons.  These reasons include lower volatility in our markets than that of faster growing markets; City’s franchise is exceptionally strong; and our community bank model allows us to grow our business at the expense of our big bank competitors.”

“During the third quarter of 2011, the Company received life insurance proceeds from a policy carried by one of our commercial customers.  As a result, the Company recorded a recovery of $1.9 million and no provision for loan losses was required for the quarter.  Also, our net investment security gains increased $1.9 million from the third quarter of 2010 due to less credit-related impairment losses recognized in the third quarter of 2011 compared to 2010 and the call at par value of a trust preferred security on which we had previously recognized a credit-related impairment loss.  In addition, net interest income for the third quarter of 2011 increased $0.4 million from the third quarter of 2010 despite lower interest income from our interest rate floors ($0.9 million).  While the net interest margin has been compressed due to the sustained low interest rate environment, we were able to offset this impact by growing our average loan portfolio by 4.8% from September 30, 2010 and continuing to prudently price our interest bearing deposits.  Additionally, based upon current trends, we believe that loan growth in 2011 will exceed that achieved in the prior year. ”

Net Interest Income

The Company’s tax equivalent net interest income increased $1.0 million, or 4.5%, from $22.8 million during the second quarter of 2011 to $23.8 million during the third quarter of 2011.  This increase is primarily attributable to the decrease in interest expense exceeding the decline in interest income from the second quarter of 2011 resulting in an increase in tax equivalent net interest income of $0.6 million.  This decline is largely due to the average interest rate paid on interest-bearing liabilities declining from 1.16% for the second quarter 2011 to 0.96% for the third quarter of 2011.  In addition, the Company received $0.4 million of taxable security interest income from the call of a trust preferred security (see Investment Securities Gains/(Losses)) that had previously deferred interest payments.  The Company’s reported net interest margin increased from 3.78% in the second quarter of 2011 to 3.93% in the third quarter of 2011, primarily reflecting the items described above.

Credit Quality

The Company’s ratio of non-performing assets to total loans and other real estate owned decreased from 1.65% at June 30, 2011 to 1.60% at September 30, 2011.  The Company’s ratio of non-performing assets to total loans and other real estate owned continues to compare very favorably to peers. The Company’s non-performing asset ratio of 1.60% at September 30, 2011 is only 27% of the 5.82% average non-performing asset ratio reported by the Company’s peer group (bank holding companies with total assets between $1 and $5 billion) as of the most recently reported quarter ended June 30, 2011.

Past due loans decreased slightly from $10.7 million at June 30, 2011 to $10.6 million or 0.55% of total loans outstanding at September 30, 2011.  At September 30, 2011, past due residential real estate loans were $4.6 million or 0.72% of residential real estate loans outstanding; past due home equity loans were $2.4 million or 0.57% of home equity loans outstanding; and past due commercial real estate loans were $2.4 million or 0.34% of commercial real estate loans outstanding.

During the third quarter of 2011, the Company received life insurance proceeds as the beneficiary of a life insurance policy carried by one of the Company’s commercial borrowers.  The Company had previously placed several loans to this customer on non-accrual status and recorded charge-offs related to these credits.  The life insurance proceeds satisfied the customer’s remaining outstanding balances and also enabled the Company to recover $1.9 million of the previously recorded charge-offs.

At September 30, 2011, the Allowance for Loan Losses (“ALLL”) was $19.8 million or 1.03% of total loans outstanding and 87% of non-performing loans compared to $18.9 million or 1.00% of loans outstanding and 81% of non-performing loans at June 30, 2011, and $18.2 million or 0.98% of loans outstanding and 156% of non-performing loans at December 31, 2010.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company did not record a provision for loan losses in the third quarter of 2011after considering the impact of the insurance proceeds of $1.9 million previously discussed.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Investment Securities Gains/(Losses)

During the first quarter of 2010, the Company recognized a credit-related net impairment charge of $0.6 million related to a single issuer bank trust preferred security (Cascade Capital I Trust issued by Cascade Financial Corporation of Everett, Washington).  In the second quarter of 2011, Cascade Financial Corporation was acquired by Opus Bank.  In connection with this acquisition, Opus Bank called Cascade’s trust preferred security in the third quarter of 2011 and the Company received full repayment on its investment in this security, along with accrued interest that had previously been deferred.  As a result of this repayment, the Company recognized an investment gain of $0.6 million in the third quarter of 2011.

This gain was partially offset by $0.3 million of credit-related net investment impairment losses recorded by the Company during the third quarter of 2011.  The charges deemed to be other than temporary were related to pooled bank trust preferreds with a remaining book value of $2.8 million at September 30, 2011.  The credit-related net impairment charges were based on the Company’s quarterly reviews of its investment securities for indications of losses considered to be other than temporary.

Non-interest Income

Exclusive of net investment securities gains and losses during the quarters ended September 30, 2011 and 2010, non-interest income increased slightly to $13.3 million in the third quarter of 2011 as compared to $13.2 million in the third quarter of 2010.  Modest increases in service charges and trust and investment management fee income were largely offset by a decrease in bank owned life insurance income.

Non-interest Expenses

Non-interest expenses decreased $0.1 million, from $19.8 million in the third quarter of 2010 to $19.7 million in the third quarter of 2011.  Most of this decline can be attributed to FDIC insurance expense, which decreased $0.6 million due to a change in assessment base methodology.  Additionally, advertising expenses declined $0.3 million, or 38.7%, from the third quarter of 2010.  These decreases were partially offset by increased salaries and employee benefit expenses ($0.5 million) and other expenses ($0.2 million).

Balance Sheet Trends

Loans have increased $28 million (1.5%), from June 30, 2011, to $1.93 billion, primarily due to increases in commercial real estate loans of $14.6 million (2%), residential real estate loans of $8.6 million (1%) and home equity loans of $6.7 million (2%), which were partially offset by a decrease in commercial and industrial loans of $1.8 million (1%).

Total average depository balances decreased $25.6 million, or 1.1%, from the quarter ended June 30, 2011 to the quarter ended September 30, 2011.  This decrease was primarily the result of a decrease in time deposits ($47.1 million) that was partially offset by increases in savings deposits ($9.9 million), interest-bearing demand deposits ($7.0 million) and noninterest-bearing deposits ($4.6 million).

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2011 was 33.5% compared to 32.1% for the year ended December 31, 2010, and 31.4% for the quarter ended September 30, 2010.  The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2011.  During the quarters ended September 30, 2011, and September 30, 2010, the Company realized $0.1 million of previously unrecognized tax positions.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 87.8% and the loan to asset ratio was 71.7% at September 30, 2011.  The Company maintained investment securities totaling 15.5% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 48.5% of assets at September 30, 2011.  Time deposits fund 33.2% of assets at September 30, 2011, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio was 9.7% at September 30, 2011 compared to 10.0% at December 31, 2010.  At September 30, 2011, City National Bank’s Leverage Ratio is 9.18%, its Tier I Capital ratio is 12.10%, and its Total Risk-Based Capital ratio is 13.10%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 29, 2011, the Board approved a quarterly cash dividend of 34 cents per share payable October 31, 2011, to shareholders of record as of October 14, 2011.  During the quarter ended September 30, 2011, the Company repurchased 227,977 common shares at a weighted average price of $27.83 as part of a one million share repurchase plan authorized by the Board of Directors in July 2011.  At September 30, 2011, the Company could repurchase approximately 772,000 shares under this plan.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2011 Form 10-Q.  The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2011 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Percent
	2011	2010	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$23,783	$23,404	1.62%
Net Income available to common shareholders	11,577	9,023	28.31%
Earnings per Basic Share	0.77	0.58	32.35%
Earnings per Diluted Share	0.76	0.58	32.23%

Key Ratios (percent):
Return on Average Assets	1.71%	1.36%	25.81%
Return on Average Tangible Equity	17.81%	13.90%	28.08%
Net Interest Margin	3.93%	3.94%	(0.27)%
Efficiency Ratio	53.18%	54.15%	(1.80)%
Average Shareholders' Equity to Average Assets	11.67%	11.90%	(1.94)%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.21%	13.73%	(3.79)%
Total	14.20%	14.68%	(3.27)%

Tangible Equity to Tangible Assets	9.65%	10.04%	(3.94)%

Common Stock Data:
Cash Dividends Declared per Share	$0.34	$0.34	-
Book Value per Share	20.86	20.31	2.67%
Tangible Book Value per Share	17.07	16.66	2.48%
Market Value per Share:
High	33.96	31.15	9.02%
Low	26.82	26.87	(0.19)%
End of Period	26.99	30.67	(12.00)%

Price/Earnings Ratio (b)	8.81	13.25	(33.51)%

	Nine Months Ended September 30,		Percent
	2011	2010	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$69,606	$72,074	(3.42)%
Net Income available to common shareholders	31,024	29,051	6.79%
Earnings per Basic Share	2.03	1.85	10.05%
Earnings per Diluted Share	2.02	1.84	9.94%

Key Ratios (percent):
Return on Average Assets	1.53%	1.46%	4.93%
Return on Average Tangible Equity	15.89%	15.04%	5.70%
Net Interest Margin	3.89%	4.10%	(5.27)%
Efficiency Ratio	57.42%	53.66%	7.02%
Average Shareholders' Equity to Average Assets	11.72%	11.84%	(1.04)%

Common Stock Data:
Cash Dividends Declared per Share	$1.02	$1.02	-
Market Value per Share:
High	37.22	37.28	(0.16)%
Low	26.82	26.87	(0.19)%

Price/Earnings Ratio (b)	9.97	12.46	(20.04)%

(a) September 30, 2011 risk-based capital ratios are estimated
(b) September 30, 2011 price/earnings ratio computed based on annualized third quarter 2011 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2007	$17.62	$17.40	$17.68	$18.14	$31.16	$41.54
2008	18.92	18.72	17.61	17.58	29.08	42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86		26.82	37.22

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.02
2008	0.81	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77		2.03

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.01
2008	0.80	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76		2.02

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2011	2010

Interest Income
Interest and fees on loans	$23,326	$24,487
Interest on investment securities:
Taxable	4,639	5,019
Tax-exempt	392	452
Interest on federal funds sold	13	12
Total Interest Income	28,370	29,970

Interest Expense
Interest on deposits	4,550	6,551
Interest on short-term borrowings	90	86
Interest on long-term debt	159	173
Total Interest Expense	4,799	6,810
Net Interest Income	23,571	23,160
Provision for loan losses	-	1,847
Net Interest Income After Provision for Loan Losses	23,571	21,313

Non-Interest Income
Total investment securities impairment losses	(1,849)	(3,028)
Noncredit impairment losses recognized in other comprehensive income	1,494	127
Net investment securities impairment losses	(355)	(2,901)
Gains on sale of investment securities	627	1,335
Net investment securities gains (losses)	272	(1,566)

Service charges	9,840	9,702
Insurance commissions	1,388	1,346
Trust and investment management fee income	699	618
Bank owned life insurance	952	1,104
Other income	380	439
Total Non-Interest Income	13,531	11,643

Non-Interest Expense
Salaries and employee benefits	10,302	9,817
Occupancy and equipment	2,057	1,917
Depreciation	1,131	1,145
FDIC insurance expense	392	963
Advertising	546	891
Bankcard expenses	559	481
Postage, delivery, and statement mailings	551	599
Office supplies	492	497
Legal and professional fees	567	414
Telecommunications	371	413
Repossessed asset (gains)/losses, net of expenses	109	234
Other expenses	2,611	2,433
Total Non-Interest Expense	19,688	19,804
Income Before Income Taxes	17,414	13,152
Income tax expense	5,837	4,129
Net Income Available to Common Shareholders	$11,577	$9,023

Distributed earnings allocated to common shareholders	$5,015	$5,237

Undistributed earnings allocated to common shareholders	6,479	3,733

Net earnings allocated to common shareholders	$11,494	$8,970

Average common shares outstanding	15,003	15,496

Effect of dilutive securities:
Employee stock options	68	56

Shares for diluted earnings per share	15,071	15,552

Basic earnings per common share	$0.77	$0.58
Diluted earnings per common share	$0.76	$0.58

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Nine months ended September 30,
	2011	2010

Interest Income
Interest and fees on loans	$70,416	$75,332
Interest on investment securities:
Taxable	13,694	15,947
Tax-exempt	1,299	1,383
Interest on federal funds sold	39	13
Total Interest Income	85,448	92,675

Interest Expense
Interest on deposits	15,829	20,566
Interest on short-term borrowings	239	284
Interest on long-term debt	474	496
Total Interest Expense	16,542	21,346
Net Interest Income	68,906	71,329
Provision for loan losses	2,372	4,750
Net Interest Income After Provision for Loan Losses	66,534	66,579

Non-Interest Income
Total investment securities impairment losses	(1,849)	(7,468)
Noncredit impairment losses recognized in other comprehensive income	1,494	2,623
Net investment securities impairment losses	(355)	(4,845)
Gains on sale of investment securities	3,756	1,397
Net investment securities gains (losses)	3,401	(3,448)

Service charges	28,749	30,378
Insurance commissions	4,513	3,987
Trust and investment management fee income	2,181	2,047
Bank owned life insurance	2,455	2,645
Other income	1,434	1,424
Total Non-Interest Income	42,733	37,033

Non-Interest Expense
Salaries and employee benefits	30,397	29,311
Occupancy and equipment	6,084	5,836
Depreciation	3,408	3,537
FDIC insurance expense	2,276	2,775
Advertising	1,854	3,045
Bankcard expenses	1,693	1,405
Postage, delivery, and statement mailings	1,615	1,823
Office supplies	1,483	1,474
Legal and professional fees	4,547	1,175
Telecommunications	1,217	1,304
Repossessed asset losses, net of expenses	300	1,258
Other expenses	7,585	7,377
Total Non-Interest Expense	62,459	60,320
Income Before Income Taxes	46,808	43,292
Income tax expense	15,784	14,241
Net Income Available to Common Shareholders	$31,024	$29,051

Distributed earnings allocated to common shareholders	$15,045	$15,711

Undistributed earnings allocated to common shareholders	15,756	13,164

Net earnings allocated to common shareholders	$30,801	$28,875

Average common shares outstanding	15,165	15,646

Effect of dilutive securities:
Employee stock options	77	64

Shares for diluted earnings per share	15,242	15,710

Basic earnings per common share	$2.03	$1.85
Diluted earnings per common share	$2.02	$1.84

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2011	September 30, 2010

Balance at July 1	$310,379	$312,575

Net income	11,577	9,023
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(863)	2,087
Change in unrealized (loss) on interest rate floors	-	(539)
Cash dividends declared ($0.34/share)	(5,073)	(5,267)
Issuance of stock award shares, net	201	154
Exercise of 1,100 stock options	15	-
Purchase of 227,977 common shares of treasury	(6,344)	-
Purchase of 111,136 common shares of treasury	-	(3,192)
Balance at September 30	$309,892	$314,841

	Nine Months Ended
	September 30, 2011	September 30, 2010

Balance at January 1	$314,861	$308,902

Net income	31,024	29,051
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	92	7,329
Change in unrealized (loss) on interest rate floors	(295)	(2,277)
Cash dividends declared ($1.02/share)	(15,396)	(15,952)
Issuance of stock award shares, net	867	644
Exercise of 6,576 stock options	168	-
Exercise of 1,700 stock options	-	46
Purchase of 675,501 common shares of treasury	(21,429)	-
Purchase of 408,151 common shares of treasury	-	(12,902)
Balance at September 30	$309,892	$314,841

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010

Interest income	$28,370	$28,323	$28,754	$29,241	$29,970
Taxable equivalent adjustment	212	240	248	244	244
Interest income (FTE)	28,582	28,563	29,002	29,485	30,214
Interest expense	4,799	5,803	5,940	6,283	6,810
Net interest income	23,783	22,760	23,062	23,202	23,404
Provision for loan losses	-	1,286	1,086	2,343	1,847
Net interest income after provision
for loan losses	23,783	21,474	21,976	20,859	21,557

Noninterest income	13,531	16,537	12,662	11,905	11,643
Noninterest expense	19,688	22,912	19,858	18,400	19,804
Income before income taxes	17,626	15,099	14,780	14,364	13,396
Income tax expense	5,837	5,029	4,918	4,212	4,129
Taxable equivalent adjustment	212	240	248	244	244
Net income available to common shareholders	$11,577	$9,830	$9,614	$9,908	$9,023

Distributed earnings allocated to common shareholders	$5,015	$5,092	$5,154	$5,239	$5,237
Undistributed earnings allocated to common shareholders	6,479	4,669	4,392	4,610	3,733
Net earnings allocated to common shareholders	$11,494	$9,761	$9,546	$9,849	$8,970

Average common shares outstanding	15,003	15,120	15,380	15,439	15,496

Effect of dilutive securities:
Employee stock options	68	73	82	69	56

Shares for diluted earnings per share	15,071	15,193	15,462	15,508	15,552

Basic earnings per common share	$0.77	$0.65	$0.62	$0.64	$0.58
Diluted earnings per common share	0.76	0.64	0.62	0.64	0.58

Cash dividends declared per share	0.34	0.34	0.34	0.34	0.34

Net Interest Margin	3.93%	3.78%	3.95%	3.92%	3.94%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010

Non-Interest Income:
Service charges	$9,840	$9,855	$9,054	$9,624	$9,702
Insurance commissions	1,388	1,504	1,621	1,503	1,346
Trust and investment management fee income	699	730	753	720	618
Bank owned life insurance	952	745	758	751	1,104
Other income	380	575	476	527	439
Subtotal	13,259	13,409	12,662	13,125	13,209
Total investment securities impairment losses	(1,849)	-	-	(1,932)	(3,028)
Noncredit impairment losses recognized in other
comprehensive income	1,494	-	-	713	127
Net investment securities impairment losses	(355)	-	-	(1,219)	(2,901)
Gain (loss) on sale of investment securities	627	3,128	-	(1)	1,335
Total Non-Interest Income	$13,531	$16,537	$12,662	$11,905	$11,643

Non-Interest Expense:
Salaries and employee benefits	$10,302	$10,183	$9,912	$8,930	$9,817
Occupancy and equipment	2,057	1,921	2,106	1,861	1,917
Depreciation	1,131	1,140	1,136	1,138	1,145
FDIC insurance expense	392	932	952	958	963
Advertising	546	628	680	647	891
Bankcard expenses	559	633	501	548	481
Postage, delivery and statement mailings	551	510	554	548	599
Office supplies	492	452	539	457	497
Legal and professional fees	567	3,511	469	502	414
Telecommunications	371	417	429	428	413
Repossessed asset (gains) losses, net of expenses	109	(7)	198	196	234
Other expenses	2,611	2,592	2,382	2,187	2,433
Total Non-Interest Expense	$19,688	$22,912	$19,858	$18,400	$19,804

Employees (Full Time Equivalent)	792	795	796	805	801
Branch Locations	68	68	68	68	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	September 30	December 31
	2011	2010
	(Unaudited)
Assets
Cash and due from banks	$42,188	$50,043
Interest-bearing deposits in depository institutions	6,599	5,336
Federal funds sold	35,000	11,000
Cash and cash equivalents	83,787	66,379

Investment securities available-for-sale, at fair value	393,261	429,720
Investment securities held-to-maturity, at amortized cost	23,759	23,865
Total investment securities	417,020	453,585

Gross loans	1,925,798	1,865,000
Allowance for loan losses	(19,848)	(18,224)
Net loans	1,905,950	1,846,776

Bank owned life insurance	78,233	76,231
Premises and equipment, net	64,813	64,530
Accrued interest receivable	6,800	7,264
Net deferred tax assets	31,000	29,235
Intangible assets	56,266	56,573
Other assets	41,377	36,722
Total Assets	$2,685,246	$2,637,295

Liabilities
Deposits:
Noninterest-bearing	$363,504	$337,927
Interest-bearing:
Demand deposits	505,863	486,737
Savings deposits	433,298	397,042
Time deposits	891,656	949,669
Total deposits	2,194,321	2,171,375
Short-term borrowings
FHLB borrowings	305	375
Customer repurchase agreements	127,576	112,335
Long-term debt	16,495	16,495
Other liabilities	36,657	21,854
Total Liabilities	2,375,354	2,322,434

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at September 30, 2011 and December 31, 2010
less 3,640,993 and 2,994,501 shares in treasury, respectively	46,249	46,249
Capital surplus	103,120	103,057
Retained earnings	286,535	270,905
Cost of common stock in treasury	(123,311)	(102,853)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	1,113	1,022
Unrealized gain on derivative instruments	-	295
Underfunded pension liability	(3,814)	(3,814)
Total Accumulated Other Comprehensive Loss	(2,701)	(2,497)
Total Stockholders' Equity	309,892	314,861
Total Liabilities and Stockholders' Equity	$2,685,246	$2,637,295

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through September 30, 2011	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$6,377	$-	$203	$6,579
Mortgage Backed Securities	243,852	-	8,186	252,039
Municipal Bonds	56,508	-	1,499	58,007
Pooled Bank Trust Preferreds	26,646	(19,596)	(4,282)	2,768
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	84,435	(1,653)	(2,745)	80,037
Money Markets and Mutual Funds	1,726	-	47	1,774
Federal Reserve Bank and FHLB stock	11,709	-	-	11,709
Community Bank Equity Positions	10,366	(5,130)	(1,128)	4,108
Total Investments	$441,619	$(26,379)	$1,780	$417,020

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010

Residential real estate (1)	$630,679	$622,118	$615,635	$610,369	$605,351
Home equity	427,471	420,752	415,719	416,172	411,481
Commercial and industrial	119,377	121,149	129,475	134,612	135,407
Commercial real estate (2)	708,558	693,959	668,710	661,758	629,924
Consumer	36,575	36,626	37,482	38,424	39,879
DDA overdrafts	2,924	2,415	1,970	2,876	2,528
Previously securitized loans	214	325	533	789	1,268
Gross Loans	$1,925,798	$1,897,344	$1,869,524	$1,865,000	$1,825,838

Construction loans included in:
(1) - Residential real estate loans	$7,456	$6,879	$9,404	$7,891	$8,718
(2) - Commercial real estate loans	$23,915	$23,433	$24,328	$31,458	$31,610

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
		2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate	$622,579	$7,279	4.64%	$602,382	$7,815	5.15%
Home equity (2)	423,576	4,775	4.47%	408,685	5,333	5.18%
Commercial, financial, and agriculture (3)	825,353	9,575	4.60%	768,393	9,656	4.99%
Installment loans to individuals (4)	45,461	906	7.91%	48,172	902	7.43%
Previously securitized loans	277	791	1132.93%	1,487	781	208.37%
Total loans	1,917,246	23,326	4.83%	1,829,119	24,487	5.31%
Securities:
Taxable	399,468	4,639	4.61%	447,445	5,019	4.45%
Tax-exempt (5)	42,249	604	5.67%	48,352	696	5.71%
Total securities	441,717	5,243	4.71%	495,797	5,715	4.57%
Deposits in depository institutions	7,497	-	-	4,977	-	-
Federal funds sold	32,204	13	0.16%	24,062	12	0.20%
Total interest-earning assets	2,398,664	28,582	4.73%	2,353,955	30,214	5.09%
Cash and due from banks	61,387			51,056
Bank premises and equipment	64,900			65,044
Other assets	206,943			208,311
Less: Allowance for loan losses	(20,496)			(19,751)
Total assets	$2,711,398			$2,658,615

Liabilities:
Interest-bearing demand deposits	496,866	224	0.18%	462,200	308	0.26%
Savings deposits	427,391	260	0.24%	391,655	252	0.26%
Time deposits	913,040	4,066	1.77%	982,877	5,991	2.42%
Short-term borrowings	132,487	90	0.27%	112,128	86	0.30%
Long-term debt	16,495	159	3.82%	16,900	173	4.06%
Total interest-bearing liabilities	1,986,279	4,799	0.96%	1,965,760	6,810	1.37%
Noninterest-bearing demand deposits	383,736			356,590
Other liabilities	25,054			19,973
Stockholders' equity	316,329			316,292
Total liabilities and
stockholders' equity	$2,711,398			$2,658,615
Net interest income		$23,783			$23,404
Net yield on earning assets			3.93%			3.94%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $0 and $592 from interest rate floors for the three months ended September 30, 2011 and September 30, 2010, respectively.
(3) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $0 and $282 from interest rate floors for the three months ended September 30, 2011 and September 30, 2010, respectively.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
		2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate	$614,949	$22,091	4.80%	$597,298	$23,595	5.28%
Home equity (2)	418,881	14,814	4.73%	402,751	16,007	5.31%
Commercial, financial, and agriculture (3)	805,386	28,492	4.73%	764,446	29,583	5.17%
Installment loans to individuals (4)	45,713	2,570	7.52%	49,047	2,830	7.71%
Previously securitized loans	452	2,449	724.40%	1,281	3,317	346.20%
Total loans	1,885,381	70,416	4.99%	1,814,823	75,332	5.55%
Securities:
Taxable	422,777	13,694	4.33%	470,783	15,947	4.53%
Tax-exempt (5)	47,077	1,999	5.68%	49,158	2,128	5.79%
Total securities	469,854	15,693	4.47%	519,941	18,075	4.65%
Deposits in depository institutions	7,815	-	-	5,288	-	-
Federal funds sold	31,348	39	0.17%	8,590	13	0.20%
Total interest-earning assets	2,394,398	86,148	4.81%	2,348,642	93,420	5.32%
Cash and due from banks	56,923			53,070
Bank premises and equipment	64,560			64,552
Other assets	204,909			207,648
Less: Allowance for loan losses	(19,290)			(19,462)
Total assets	$2,701,500			$2,654,450

Liabilities:
Interest-bearing demand deposits	490,691	711	0.19%	461,178	999	0.29%
Savings deposits	415,740	790	0.25%	388,356	792	0.27%
Time deposits	941,808	14,328	2.03%	991,419	18,775	2.53%
Short-term borrowings	121,350	239	0.26%	111,089	284	0.34%
Long-term debt	16,495	474	3.84%	16,923	496	3.92%
Total interest-bearing liabilities	1,986,084	16,542	1.11%	1,968,965	21,346	1.45%
Noninterest-bearing demand deposits	377,460			353,418
Other liabilities	21,368			17,726
Stockholders' equity	316,588			314,341
Total liabilities and
stockholders' equity	$2,701,500			$2,654,450
Net interest income		$69,606			$72,074
Net yield on earning assets			3.89%			4.10%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $632 and $1960 from interest rate floors for the six months ended September 30, 2011 and September 30, 2010, respectively.
(3) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $488 and $1735 from interest rate floors for the nine months ended September 30, 2011 and September 30, 2010, respectively.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2011 (a)	2011	2011	2010	2010

Tier I Capital:
Stockholders' equity	$309,892	$310,379	$311,122	$314,861	$314,841
Goodwill and other intangibles	(56,071)	(56,173)	(56,276)	(56,378)	(56,487)
Accumulated other comprehensive loss (income)	2,701	1,838	1,904	2,497	(2,498)
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	(1,081)	(82)	(856)	(521)	(1,277)
Excess deferred tax assets	(5,435)	(4,462)	(4,174)	(2,904)	(2,915)
Total tier I capital	$266,007	$267,500	$267,720	$273,555	$267,664

Total Risk-Based Capital:
Tier I capital	$266,007	$267,499	$267,720	$273,555	$267,664
Qualifying allowance for loan losses	19,848	18,944	18,414	18,224	18,364
Total risk-based capital	$285,855	$286,443	$286,134	$291,779	$286,028

Net risk-weighted assets	$2,013,294	$1,993,003	$1,977,395	$1,970,635	$1,949,080

Ratios:
Average stockholders' equity to average assets	11.67%	11.59%	11.91%	12.09%	11.90%
Tangible capital ratio	9.65%	9.56%	9.63%	10.01%	10.04%
Risk-based capital ratios:
Tier I capital	13.21%	13.42%	13.54%	13.88%	13.73%
Total risk-based capital	14.20%	14.37%	14.47%	14.81%	14.68%
Leverage capital	10.04%	10.07%	10.24%	10.54%	10.30%

(a) September 30, 2011 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010

Intangibles, net	$56,266	$56,368	$56,471	$56,573	$56,682
Intangibles amortization expense	102	103	102	109	109

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010

Balance at beginning of period	$18,944	$18,414	$18,224	$18,364	$19,456

Charge-offs:
Commercial and industrial	200	-	75	25	-
Commercial real estate	141	166	34	149	2,046
Residential real estate	264	377	550	511	457
Home equity	209	168	237	312	197
Consumer	75	14	44	38	43
DDA overdrafts	492	392	434	1,867	615
Total charge-offs	1,381	1,117	1,374	2,902	3,358

Recoveries:
Commercial and industrial	2	3	3	5	12
Commercial real estate	1,954	26	2	24	16
Residential real estate	1	12	6	12	12
Home equity	1	4	1	15	-
Consumer	58	11	38	37	29
DDA overdrafts	269	305	428	326	350
Total recoveries	2,285	361	478	419	419

Net charge-offs	(904)	756	896	2,483	2,939
Provision for loan losses	-	1,286	1,086	2,343	1,847
Balance at end of period	$19,848	$18,944	$18,414	$18,224	$18,364

Loans outstanding	$1,925,798	$1,897,344	$1,869,524	$1,865,000	$1,825,838
Average loans outstanding	1,917,246	1,876,530	1,861,760	1,837,687	1,829,119
Allowance as a percent of loans outstanding	1.03%	1.00%	0.98%	0.98%	1.01%
Allowance as a percent of non-performing loans	87.27%	81.08%	72.14%	156.39%	160.40%
Net charge-offs (annualized) as a
percent of average loans outstanding	(0.19)%	0.16%	0.19%	0.54%	0.64%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	(0.24)%	0.14%	0.19%	0.21%	0.58%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010

Nonaccrual loans	$22,423	$23,178	$25,166	$10,817	$11,220
Accruing loans past due 90 days or more	320	188	358	782	195
Previously securitized loans past due 90 days or more	-	-	-	54	34
Total non-performing loans	22,743	23,366	25,524	11,653	11,449
Other real estate owned	8,273	7,999	7,241	9,316	12,636
Total non-performing assets	$31,016	$31,365	$32,765	$20,969	$24,085

Non-performing assets as a percent of loans and
other real estate owned	1.60%	1.65%	1.75%	1.12%	1.31%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2011	2011	2011	2010	2010

Residential real estate	$4,569	$4,971	$3,293	$4,774	$3,815
Home equity	2,425	2,299	2,260	2,276	2,863
Commercial and industrial	37	476	397	-	150
Commercial real estate	2,423	2,186	1,740	775	112
Consumer	112	185	75	147	106
Previously securitized loans	403	305	262	345	518
DDA overdrafts	614	279	231	361	337
Total past due loans	$10,583	$10,701	$8,258	$8,678	$7,901